NYSE MKT: INUV Richard Howe, CEO Wally Ruiz, CFO Connecting Advertisers to Consumers Through Publishers

Safe Harbor Statement This presentation includes or incorporates by reference statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward‐looking statements. These statements include, but are not limited to, information or assumptions about expenses, capital and other expenditures, financing plans, capital structure, cash flow, liquidity, management’s plans, goals and objectives for future operations and growth. In some cases, you can identify forward‐looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward‐looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could cause actual performance or results to differ materially from those expressed in or suggested by forward-looking statements. These statements are based on the current expectations or beliefs of the Company’s management and are subject to various known and unknown risks that could cause actual results to differ materially from those described in the forward-looking statements, including, but not limited to, product demand, pricing, market acceptance, changing economic conditions, risks in product and technology development, the effect of the Company's accounting policies, increasing competition, the Company’s ability to integrate companies and businesses acquired by it and certain other risk factors, including those that are set forth from time to time in the Company's filings with the United States Securities and Exchange Commission, which may cause the actual results, performance and achievements of the Company to be materially different from any future results, performance and achievements implied by such forward-looking statements. Information in this presentation is considered confidential and proprietary to Inuvo and should not be disclosed or shared with others without Inuvo’s permission.

Information in this presentation is considered confidential and proprietary to Inuvo and should not be disclosed or shared with others without Inuvo’s permission. • A technology company serving online advertisers & publishers. • We deliver advertisements across the desktop, web and mobile. • With proprietary data, we can target audiences for advertisers. • With technology, we serve advertisements into websites & apps. • We get paid by advertisers, when their ads get clicked on. Inuvo in a Snap Shot! Advertisers want audiences (customers); Publishers want money making advertisements

An Experienced Team and Technologist

Executives and board members skilled in advertising technology and big data
Owning ≈ 20% of the Company



Richard Howe
Chairman/CEO
Proven technology executive with a successful track record building, merging and/or selling companies.



Wally Ruiz
Chief Financial Officer
Experienced technology executive with previous CFO roles both public and private.



Trey Barrett
Chief Operating Officer
An accomplished and proven technology operator / innovator for companies both big and small.



Andrea Haldeman
Chief Revenue Officer
Technology sales executive with over 20 years' experience in data and analytics solutions at multi-billion dollar companies.



Charlie Pope
Director
Former partner at PricewaterhouseCoopers LLP as well as CFO of a number of public companies. Over 30 years of experience in executive management, finance and accounting.



Gordon Cameron
Director
Executive Vice President at PNC Financial Services with responsibility over 80 billion dollar portfolio.



Charles Morgan
Lead Director
Built Acxiom Corp (Nasdaq: ACXM) from startup to a multi- billion dollar marketing services industry leader. Founder of First Orion Co.



Kent Burnett
Director
Former Vice President of Technology and Ecommerce at Dillard's Inc. Accomplished Engineer and Board member.



Pat Terrell
Director
Managing partner of Terrell group and PatRick investments. Serial entrepreneur founding Byte Shops Northwest and Leading Technology.

inūvo

Information in this presentation is considered confidential and proprietary to Inuvo and should not be disclosed or shared with others without Inuvo's permission.

Information in this presentation is considered confidential and proprietary to Inuvo and should not be disclosed or shared with others without Inuvo’s permission. • Trading @ .40 X revenue; Microcaps < $100M trade at 1.9 avg • 2016 Revenue $72m with Adj. EBITDA of $2.6m • Projected 2017 Revenue of $84-89m & positive Adj. EBITDA • Managed for growth while maintaining a positive cash flow • Contracts with Yahoo! & Google, Facebook & Microsoft • Based in Little Rock, AR & San Jose, CA. 93 employees • Significant barriers to entry with 11 Patents and 8 pending • Analyzing 16 billion advertising transactions per day A Value gap exists between the public value and the asset value Investment community yet to discover Inuvo

$0.0 $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 Historical & Projected Revenue Growth Expecting a 2017 growth rate between 16 & 23% year-over-year to $84- $89 million Information in this presentation is considered confidential and proprietary to Inuvo and should not be disclosed or shared with others without Inuvo’s permission.

Connecting Advertising to Publishing A highly differentiated and unique set of technologies and market approach INUV Partners INUV Websites INUV Publishers Advertisers Ad Networks Ad Exchanges Demand Side Technologies Ad Networks Ad Exchanges v $83 Billion U.S. Digital Advertising Market(*) MarketPlace Supply Side Technologies Targeting & Optimization Technologies Demand/Advertisers Supply/Publishers Information in this presentation is considered confidential and proprietary to Inuvo and should not be disclosed or shared with others without Inuvo’s permission. *eMarketer

Connecting advertisers to consumers through publishers Demand Side Relationships Set Us Apart ADVERTISING BUDGETS Access to over 50% USA online budgets BUSINESS RELATIONSHIPS Contracts with 3 of the largest tech companies in the world ADVERTISERS Access to tens of thousands of advertisers CONSUMER CONNECTIONS Delivering over 1 billion consumer interactions to advertisers monthly Information in this presentation is considered confidential and proprietary to Inuvo and should not be disclosed or shared with others without Inuvo’s permission.

Best in Class Audience Targeting The IntentKey, a patented, proprietary, and powerful machine learning technology Xbox Console Billions of Web Pages (sites) Crawled/Categorized 800 Million Device Profiles Developed IT Women Workplace Computers FEMALE GAMER Online games Xbox System Information in this presentation is considered confidential and proprietary to Inuvo and should not be disclosed or shared with others without Inuvo’s permission.

INUVO OWNED WEBSITES Access to thousands of domains directly with ads on > 30 million images PUBLISHERS / PARTNERS Connecting advertisers to consumers through publishers Supply Side Relationships Fuel Demand CONSUMER INTERACTIONS Interacting with 90% of US households multiple times per week NETWORKS Access to tens of thousands of publishers across all verticals Access to millions of unique visitors every single month Information in this presentation is considered confidential and proprietary to Inuvo and should not be disclosed or shared with others without Inuvo’s permission.

A Suite of Supply Side Technologies Products sold to publishers with a strong combined-value proposition IN-SLIDE ADS Astounding Monetization for Photo Galleries IN-VIDEO ADS Video Monetization IN-PAGE ADS Dynamic In-Content Units Information in this presentation is considered confidential and proprietary to Inuvo and should not be disclosed or shared with others without Inuvo’s permission.

Market Examples of In-Slide Ad-Units The popularity of slides show and the proliferation of images continues to grow • 100% Fill • Search & Display • Incremental page views • Responsive Information in this presentation is considered confidential and proprietary to Inuvo and should not be disclosed or shared with others without Inuvo’s permission.

Market Examples of In-Video Ad-Units Images and video quickly becoming the preferred content choice for users • Relevant • High RPMs • Configurable • Untapped Exposure Information in this presentation is considered confidential and proprietary to Inuvo and should not be disclosed or shared with others without Inuvo’s permission.

Market Examples of In-Page Ad-Units Monetization of content remains a publishers #1 priority • Relevant • Native • Premium Placement • New Inventory Information in this presentation is considered confidential and proprietary to Inuvo and should not be disclosed or shared with others without Inuvo’s permission.

Inuvo Digital Publishing is Strategic Written by Inuvo, marketed by Inuvo, and served with ads from Inuvo Information in this presentation is considered confidential and proprietary to Inuvo and should not be disclosed or shared with others without Inuvo’s permission. INUV Partners INUV Websites INUV Publishers Ad Networks Ad Exchanges v Supply/Publisher

Fulfilling Demand On Inuvo Websites We design ad units that work for INUV and serve ads sourced by INUV Inuvo Ad Tech Compare Against Competitors Information in this presentation is considered confidential and proprietary to Inuvo and should not be disclosed or shared with others without Inuvo’s permission.

Software and infrastructure capable of handling billions of decisions daily Significant Technological Barriers COMPUTATIONAL BARRIERS 2 Data Centers in AR and CA with over 2000 CPU cores DECISION BARRIERS Making decisions about whether to serve ads over 10 billion times per day BIG DATA BARRIERS Over 6 petabytes of data & analyzing 200,000 transaction per second WEBSITES ANALYSED Constantly crawling websites with over a trillion pages encoded Information in this presentation is considered confidential and proprietary to Inuvo and should not be disclosed or shared with others without Inuvo’s permission.

Sending Visitors to Leading Brands Every day, INUV sends visitors to thousands of recognizable merchants Increasing diversification of revenue Information in this presentation is considered confidential and proprietary to Inuvo and should not be disclosed or shared with others without Inuvo’s permission.

• U.S. companies in the ad tech sector are undervalued. • A sector rollup is underway now at attractive valuations. • Companies like INUV, with >5 year history positive cash flow can be the platform for a rollup. • With capital constraints within sector, stronger companies (like INUV) should benefit from reduction in competition. • Valuation acceleration is correlated to size, and INUV at between $84-89m in 2017 is approaching critical mass. Buy low / Sell high market exists in ad-tech Why Inuvo? Why Ad-Tech? Information in this presentation is considered confidential and proprietary to Inuvo and should not be disclosed or shared with others without Inuvo’s permission.

In addition to disclosing financial results in accordance with United States generally accepted accounting principles ("GAAP"), this presentation contains the non-GAAP financial measure "Adjusted EBITDA." We present Adjusted EBITDA as a supplemental measure of our performance. We defined Adjusted EBITDA as net income (loss) from continuing operations before taxes plus (i) interest expense, net, (ii) depreciation, (iii) amortization, and (iv) stock- based compensation. These further adjustments are itemized above. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate for supplemental analysis. In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses that are the same or similar to some of the adjustments in the presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Management believes that the disclosure of Adjusted EBITDA offers an additional view of the Company's operations that, when coupled with the GAAP results and the reconciliation to GAAP net (loss) income, provides a more complete understanding of the Company's results of operations and the factors and trends affecting the Company's business. Non-GAAP Financial Measures Information in this presentation is considered confidential and proprietary to Inuvo and should not be disclosed or shared with others without Inuvo’s permission. Year Ended December 31, 2016 (Loss) Income from continuing operations before taxes $ (957,131) Interest expense, net 99,965 Depreciation 1,279,030 Amortization 930,708 Stock-based compensation 1,264,266 Adjusted EBITDA $ 2,616,838 RECONCILIATION OF (LOSS) INCOME FROM CONTINUING OPERATIONS BEFORE TAXES TO ADJUSTED EBITDA

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